
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (a) THE
UNAUDITED, CONSOLIDATED FINANCIAL STATEMENTS OF GENZYME CORPORATION AND
SUBSIDIARIES FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH (b) FINANCIAL STATEMENTS AS INCLUDED IN THE FORM
10-Q FOR GENZYME CORPORATION DATED JUNE 30, 2000.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<EXCHANGE-RATE>                                      1
<CASH>                                         178,730
<SECURITIES>                                   515,480
<RECEIVABLES>                                  204,144
<ALLOWANCES>                                    23,197
<INVENTORY>                                    127,347
<CURRENT-ASSETS>                               736,397
<PP&E>                                         600,930
<DEPRECIATION>                                 204,882
<TOTAL-ASSETS>                               1,892,320
<CURRENT-LIABILITIES>                          140,366
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,429
<OTHER-SE>                                   1,456,203
<TOTAL-LIABILITY-AND-EQUITY>                 1,892,320
<SALES>                                        428,173
<TOTAL-REVENUES>                               432,043
<CGS>                                          101,902
<TOTAL-COSTS>                                  125,720
<OTHER-EXPENSES>                               185,332
<LOSS-PROVISION>                                 4,311
<INTEREST-EXPENSE>                               7,775
<INCOME-PRETAX>                                108,905
<INCOME-TAX>                                    32,553
<INCOME-CONTINUING>                             76,352
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    76,352
<EPS-BASIC>                                       1.39<F1>
<EPS-DILUTED>                                     1.29<F1>

<F1>Genzyme Corporation reports earnings per share for each of its four series of common stock. The earnings per share information presented on this schedule represents the earnings per share data for net income allocated to Genzyme General Division Common Stock. For the period presented, net income allocated to Genzyme General was $117,714. For the period presented, net loss allocated to Genzyme Molecular Oncology was $(12,420) or $(0.92) per basic and diluted share of Genzyme Molecular Oncology Common Stock, net loss allocated to Genzyme Surgical Products was $(20,410) or $(1.37) per basic and diluted share of Genzyme Surgical Products Division Common Stock, and net loss allocated to Genzyme Tissue Repair was $(9,002) or $(0.31) per basic and diluted share of Genzyme Tissue Repair Division Common Stock.

